Exhibit 3.5


                                                                        2805612


                             State of California
                              Secretary of State



                         CERTIFICATE OF QUALIFICATION

I, BRUCE McPHERSON, Secretary of State of the State of California, hereby certify that on the 11th day of October 2005, AQUACELL WATER, INC., a corporation organized and existing under the laws of Delaware, complied with the requirements of California law in effect on that date for the purpose of qualifying to transact intrastate business in the State of California, and that as of said date said corporation became and now is qualified and authorized to transact intrastate business in the State of California, subject however, to any licensing requirements otherwise imposed by the laws of this State.


                                         IN WITNESS WHEREOF, I execute this
                                         certificate and affix the Great Seal
                                         of the State of California this day
                                         of October 14, 2005.


              [SEAL]                     /s/ BRUCE McPHERSON
                                         BRUCE McPHERSON
                                         Secretary of State